As filed with the U.S. Securities and Exchange Commission on November 13, 2026

Registration No. 333-[   ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

J-Long Group Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	5600	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

3A, Hong Kong Spinners Industrial Building (Phase 1&2)
No. 800, Cheung Sha Wan Road
Kowloon, Hong Kong

Tel: +852 3693 2110

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence S. Venick, Esq.

Loeb & Loeb LLP

10100 Santa Monica Boulevard

Suite 2200

Los Angeles, CA 90067

Telephone: +1 310-728-5129

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED November 13, 2026

J-Long Group Limited

$100,000,000

Class A Ordinary Shares

Debt Securities

Warrants

Rights

Units

We may offer, from time to time, in one or more offerings, class A ordinary shares, warrants, debt securities, rights or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $100,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the ‘‘Risk Factors’’ section of this prospectus, and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in the applicable prospectus supplement before you make your investment decision.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Class A Ordinary Shares held by non-affiliates in any 12-month period so long as the aggregate market value of our voting and non-voting common equity held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “JL.” On November 10, 2026, the last reported sales price of our Class A Ordinary Shares on the Nasdaq Capital Market was $4.00 per share.

The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates or public float, as of the date of this prospectus, was $5,806,804 which was calculated based on 1,451,701 Class A Ordinary Shares held by non-affiliates and the per share price of $4.00, which was the closing price of our Class A Ordinary Shares on Nasdaq on November 10, 2026.

We are not an operating company but rather a Cayman Islands holding company without material operations and our business is conducted by our subsidiaries in Hong Kong and this structure involves unique risks to investors. Although we have direct ownership of our operating entity in Hong Kong and currently do not have or intend to have any contractual arrangement to establish a variable interest entity (VIE) structure with any entity in mainland China, the Chinese government may still exercise significant oversight over the business in Hong Kong and Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. See our 2026 Annual Report “Risk Factors—We may become subject to a variety of PRC laws and other obligations regarding data security with respect to offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.”

This is an offering of the Class A Ordinary Shares of J-Long Group Limited, the holding company incorporated in the Cayman Islands, instead of shares of our operating entities in Hong Kong and Vietnam. You may never directly hold any equity interest in our operating entities.

The majority of our operations are conducted by our subsidiary in Hong Kong. Our Company currently does not have any substantive operations in mainland China. Accordingly, the PRC laws and regulations do not currently have any material impact on our business, financial condition and results of operations. However, in the event that we or our Hong Kong subsidiaries were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or our Hong Kong subsidiaries might be subject to fines, experience devaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, and/or no longer be permitted to continue business operations as presently conducted. Although we have direct ownership of our operating entity in Hong Kong and currently do not have or intend to have any contractual arrangement to establish a variable interest entity (VIE) structure with any entity in mainland China, we are still subject to certain legal and operational risks associated with one of our operating subsidiaries being based in Hong Kong and having all of its operations to date in Hong Kong. Additionally, the legal and operational risks associated in mainland China may also apply to operations in Hong Kong, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns, would be applicable to companies such as our operating entities or the Company, given our substantial operations in Hong Kong and the Chinese government may exercise significant oversight over the business in Hong Kong. These risks could result in material changes in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including a cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement, which may in the future impact our ability to conduct our business, accept foreign investments or list on a U.S. or other foreign exchange if we were to become subject to such regulations. Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impacts such modified or new laws and regulations will have on our business operations, its ability to accept foreign investments and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. If certain PRC laws and regulations were to become applicable to a company in Hong Kong, such as J-Long Limited in the future, the application of such laws and regulations may have a material adverse impact on our business, financial condition and results of operations and our ability to offer or continue to offer securities to investors, any of which may cause the value of our securities, including the Class A Ordinary Shares, to significantly decline or become worthless.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “New Overseas Listing Rules”) with five interpretive guidelines, which took effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. The new rules provide that the determination as to whether a Chinese domestic company is indirectly offering and listing securities on an overseas market shall be made on a substance over form basis, and if the issuer meets the following conditions, the offering and listing shall be determined as an indirect overseas offering and listing by a Chinese domestic company: (i) any of the revenue, profit, total assets or net assets of the Chinese domestic entity is more than 50% of the related financials in the issuer’s audited consolidated financial statements for the most recent fiscal year; (ii) the senior managers in charge of business operation and management of the issuer are mostly Chinese citizens or with regular domicile in China, the main locations of its business operations are in China or main business activities are conducted in China. We are headquartered in Hong Kong with all our executive officers and directors based in Hong Kong who are not Chinese citizens, all of our assets are located in Hong Kong and all of our revenues and profits are generated by our subsidiaries in Hong Kong. Our management believes that the Company is not subject to the New Overseas Listing Rules.

On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secrets Protection and the National Archives Administration released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Administration Provisions, which took effect on March 31, 2023. PRC domestic enterprises seeking to offer securities and list in overseas markets, either directly or indirectly, shall establish and improve the system of confidentiality and archives work, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of state organs to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. As of the date of this prospectus, our management believes that these new laws and guidelines have not impacted the Company’s ability to conduct its business, offering securities to foreign investors, or list and trade on a U.S. or other foreign exchange. The Company is headquartered in Hong Kong and it owns, directly or indirectly, 100% equity interest of all its subsidiaries in Hong Kong and does not have a VIE structure. The operating subsidiaries of the Company provide apparel and textile accessories in Hong Kong and they are not cyberspace operators with personal information of more than 1 million users or activities that affect or may affect national security of China and they don’t have documents and materials which may adversely affect national security or public interests of China. However, any change in foreign investment regulations, and other policies in China or related enforcement actions by China government could result in a material change in our operations and the value of our Class A Ordinary Shares and could significantly limit or completely hinder our ability to offer our Class A Ordinary Shares to investors or cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

As of the date of this prospectus, our management believes that the Company is not required to obtain permission or approval from Hong Kong authorities to register and offer the securities to foreign investors or list and trade on a U.S. or other foreign exchange. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations. However, if we did become subject to PRC laws/authorities, we could incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer being able to conduct offerings to foreign investors, and no longer be permitted to continue our current business operations. To the extent cash or assets in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which has shortened the Holding Foreign Companies Accountable Act’s timeline for a potential trading prohibition from three years to two years, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. The Company’s auditor, ZH CPA, LLC is headquartered in the U.S. and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. The Holding Foreign Companies Accountable Act and related regulations currently does not affect the Company as the Company’s auditor is subject to PCAOB’s inspection and investigation.

There has been no cash flows and transfers of assets between the holding company and its subsidiaries as of end of the fiscal year 2026.  See our 2026 Annual Report “Risk Factors – Risks Related to Doing Business in Hong Kong - We may become subject to a variety of PRC laws and other obligations regarding data security with respect to offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.” None of our subsidiaries has made any dividend payment or distribution to our holding company as of the date of this prospectus and they have no plans to make any distribution or dividend payment to the holding company in the near future. Neither the Company nor any of its subsidiaries has made any dividends or distributions to U.S. investors as of the date of this prospectus. All our subsidiaries are in Hong Kong, BVI and Vietnam, there are no restrictions on foreign exchange for our subsidiaries and holding company and they are able to transfer cash or assets among these entities, across borders and to US investors. Also, there are no restrictions and limitations on the abilities for them to distribute earnings from their businesses, including from subsidiaries to the parent company or from the holding company to the U.S. investors as well as the abilities to settle amounts owed. However, PRC may impose greater restrictions on our Hong Kong subsidiaries’ abilities to transfer cash out of Hong Kong and to the holding company, which could adversely affect our business, financial condition and results of operations. To the extent cash or assets in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. See our 2026 Annual Report “Risk Factors— We may become subject to a variety of PRC laws and other obligations regarding data security with respect to offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.” We did not adopt or maintain any cash management policies and procedures as of the date of this prospectus. There is no further Cayman Islands, BVI or Hong Kong statutory restriction on the amount of funds which may be distributed by us by dividend.

The terms “the Company”, “JL”, “we”, “us”, “our company”, and “our” refer to J-Long Group Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and its subsidiaries. We currently conduct our business through our subsidiaries J-Long Limited, incorporated under the laws of Hong Kong, and J-Long Trims Vietnam Co., Ltd, incorporated under the laws of Vietnam, which engage in the business of apparel and textile accessories. The securities offered in this prospectus are securities of J-Long Group Limited, our Cayman Islands holding company and investors are purchasing an interest in J-Long Group Limited, not our operating entities in Hong Kong and Vietnam.

Unless otherwise specified in an applicable prospectus supplement, our warrants, debt securities, rights and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Neither the Securities and Exchange Commission, the Cayman Islands Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [   ], 2026

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $100,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation of Documents by Reference” and the additional information described below under “Where You Can Find Additional Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products and services, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

iii

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Class A Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Operating And Financial Review And Prospects” that are incorporated by reference in this prospectus from our annual report on Form 20-F for the fiscal year ended March 31, 2026 (the “2026 Annual Report”) filed with the SEC on July 28, 2026.

Prospectus Conventions

●	“JL,” “we,” “us,” “our company,” “the Company,” “Registrant,” and “our” are to J-Long Group Limited, a Cayman Islands exempted company with limited liability incorporated on July 25, 2022, and its directly and indirectly owned subsidiaries;

●	“Stratum Star” are to Stratum Star Limited, which was incorporated under the laws of the British Virgin Islands on August 24, 2022 and is a directly wholly owned subsidiary of the Registrant;

●	“Alpine Eagle” are to Alpine Eagle Limited, which was incorporated under the laws of the British Virgin Islands on August 24, 2022 and is a directly wholly owned subsidiary of the Registrant;

●

“JLHK” are to J-Long Limited, which was incorporated under the laws of Hong Kong on December 13, 1985 and is a wholly owned operating subsidiary of Stratum Star, which itself is a wholly owned subsidiary of the Registrant;

●	“Sun Choice” are to Sun Choice Enterprises Limited, which was incorporated under the laws of Hong Kong on November 10, 2017 and is a wholly owned subsidiary of Alpine Eagle, which is not engaged in any business operations;

●	“JLVN” are to J-Long Trims Vietnam Co., Ltd, which was incorporated under the laws of Vietnam on May 27, 2024 and is a 51% owned operating subsidiary of JLHK (the remaining 49% being owned by J-Long Trims Pte. Ltd);

●	“Memorandum and Articles of Association” is the second amended and restated memorandum and articles of association of the Company adopted by special resolution passed at the extraordinary general meeting held on August 7, 2025 with immediate effect;

●	“Class A Ordinary Share(s)” are to the Class A Ordinary Shares of JL with a par value of US$0.000375 per share;

●	“PCAOB” are to the Public Company Accounting Oversight Board;

●	“HK$” or “HKD” are to the Hong Kong dollar, the legal currency of Hong Kong;

●	“US$,” “U.S. dollars,” “$” and “dollars” are to the legal currency of the United States;

●	“VND” and “Vietnamese Dong” are to the legal currency of Vietnam.

Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated, may not be the arithmetic aggregation of the percentages that precede them.

Overview

We are a holding company incorporated in the Cayman Islands with majority operations conducted by our Operating Subsidiary in Hong Kong, JLHK.

We are an established distributor in Hong Kong of reflective and non-reflective garment trims including, among others, heat transfers, fabrics, woven labels and tapes, sewing badges, piping, zipper pulls and drawcords, with a manufacturing plant in Vietnam. We have nearly 30 years of experience in the apparel industry and have served over 100 international brands globally, including outerwear and sportswear brands, uniform and safety workwear brands and fashion brands. We have a 25 year working relationship with a leading U.S. multinational conglomerate listed on the New York Stock Exchange, who is also our primary supplier of materials. It produces, among other things, reflective products for use in the fields of industry, work safety, U.S. health care and consumer goods. We have been its authorized distributor of 3M™ Scotchlite™ reflective materials since the year 2000. The leading U.S. multinational conglomerate sells its 3M™ Scotchlite™ reflective materials through regional distributors around the world. We are a long-standing channel partner and one of the leading converters of 3M™ Scotchlite™ reflective materials, serving a range of global brands. As a converter for 3M™ Scotchlite™ reflective materials, we provide adhesive solutions by offering custom shaped parts designed to the specification requirements of the customer.

Our customers mainly consist of (i) owners of apparel brands; (ii) apparel manufacturers that manufacture apparel products for the apparel brands; and (iii) other customers, which primarily consists of local buying offices of apparel brands. We also offer a wide range of apparel solution services to cater to our customers’ needs for reflective and non-reflective garment trims, ranging from market trend analysis, product design and development and production to quality control. We work with our customers on their product requirements for the upcoming season, and we usually provide various suggestions on the product design and use of appropriate materials using our know-how and extensive industry knowledge we have accumulated over the years.

We sell our products and materials to apparel manufacturers that handle the manufacturing process for the apparel brands as they are usually appointed to handle the manufacturing of their apparel products. Through discussions with the apparel brands, we generate new design concepts and ideas for the apparel brands’ consideration using our know-how and extensive industry knowledge. If they are satisfied with the results of their due diligence on us, the apparel brands may nominate us as their authorized supplier, in which case the contract manufacturers of their apparel products would be required to place orders with us, with the quantity, delivery schedule and payment terms specified. Under this arrangement, the apparel manufacturer would be our direct customer. The apparel brands give us and our manufacturing services suppliers authorization to use the trademarks of the apparel brands during the conversion of the garment trims.

Owners of apparel brands and local buying offices of apparel brands may also approach us to purchase materials and products from us directly. To a smaller extent, we also receive orders from construction companies and government authorities in Hong Kong for our products for their workwear and safety work apparel.

Since May 2024, we have operated a manufacturing facility in Vietnam through our subsidiary, J-Long Trims Vietnam Co., Ltd., to support the production of our reflective and non-reflective garment trims. For certain products requiring specialized conversion processes, we continue to engage trusted manufacturing services suppliers in the PRC, closely monitored by our quality control team to ensure compliance with our standards.

Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

Established Market Presence in the Reflective Materials Industry with Nearly 30 Years of Operating History

We have nearly 30 years of experience in the reflective materials industry in Hong Kong. We have been the authorized distributor of 3M™ Scotchlite™ reflective materials for a leading U.S. multinational conglomerate in Asia Pacific since 2000 and have established ourselves as one of the leading licensed authorized distributors of its reflective materials. Throughout the years, we have built a strong sales and marketing team in Hong Kong and an established network of sales and marketing consultants that are situated in Denmark, Italy and Canada, which are responsible for maintaining and establishing communication with our customers, such as apparel brands and their regional offices and apparel manufacturers, and also for soliciting their orders.

We have also supplied non-branded reflective trims and heat transfers to some of our customers to cater to their different needs. As of the date of this prospectus, we have served over 100 international brands, including outerwear and sportswear brands, safety workwear brands and fashion brands. We believe that our long-term presence in the apparel industry together with our proven track record have enabled us to develop a good reputation and earned us trust from our customers in our ability to deliver quality products in a timely and satisfactory manner.

Diversified Product Portfolio Consisting of Reflective and Non-Reflective Garment Trims

Our customers, in particular, owners of apparel brands, have diverse needs and preferences for a wide range of product offerings for use in their apparel and outerwear and sportswear products. Our customers mainly consist of (i) owners of apparel brands; (ii) apparel manufacturers that manufacture apparel products for owners of apparel brands; and (iii) local buying offices of apparel brands. In recognition of the demands of our customers, we offer a large portfolio of reflective and non-reflective garment trims, including, among others, heat transfers, fabrics, woven labels and tapes, sewing badges, piping, zipper pulls and drawcords, for use in the fields of consumer apparel and sportswear, uniform and safety workwear, outerwear accessories and outdoor gear and related products.

We discuss with our customers their trim requirements for their apparel products. Occasionally, based on the requirements and preferences of our customers and latest market trends in the apparel industry, we provide various suggestions regarding the product design and use of appropriate materials and generate new design concepts and ideas for our customers’ consideration using our know-how and extensive industry knowledge that we have accumulated over the years.

Commitment to Environmental Sustainability and Quality Control

As one of the leading authorized distributors of reflective materials and products under our licensed U.S. brand, we have strictly adhered to the quality control procedures imposed on us throughout the years and also selected manufacturing services suppliers that adhere to equivalent or higher standards of production and quality control procedures than those implemented by us and those that apply environmentally sustainable practices in their production process as required by our customers. The same standards are also applied across our non-branded materials and products. JLHK has been awarded a certificate by Bluesign® SYSTEM PARTNER for its article range of “label” for meeting the relevant Bluesign® criteria of reducing environmental impact and a certificate from Oeko-Tex® for meeting the human-ecological requirements of STANDARD 100 by Oeko-Tex® for reflective materials including reflective fabrics, tapes and printed transfer film. This demonstrates our commitment to environmental sustainability, which we believe will increase our favorability with and ability to attract a wider spectrum of customers in the future. We have a quality control team that carries out supervision in accordance with our quality control procedures. We impose stringent standards, such as quality control standards, and technical and managerial capabilities to ensure the quality of our products. Through our established relationships with our customers, we have gained significant knowledge and experience in satisfying and exceeding their required quality standards. Given our stringent quality control procedures, we have been in a position to maintain our status as one of the core suppliers for many of our major customers and to obtain their orders for our products on a continuous basis.

Strong and Stable Network of Materials Suppliers and Manufacturing Services Suppliers

We are the authorized distributor of reflective materials and products of our licensed U.S. brand in Asia Pacific and have been appointed for a continuous period of over 25 years. During our period as its licensed authorized distributor, based on our strong presence in the apparel industry and in-depth knowledge of reflective and heat transfer material and products, we have established a reputation as one of the leading authorized distributors for reflective materials and products of our licensed U.S. brand and have remained committed to continuing to expand our distribution network in the apparel industry, particularly given the anticipated growth in the global sportswear and outerwear apparel market. We have also maintained good relationships with our materials suppliers and manufacturing services suppliers for our non-branded products for reflective garment trims and heat transfers. We have established business relationships ranging from three years to over ten years with our five largest suppliers for our non-branded products for the years ended March 31, 2026 and 2025. Having long-term and stable working relationships with our materials suppliers and manufacturing services suppliers enables us to have a steady supply of materials and products and allows us to have a comprehensive assessment of their ability and control over product quality.

Stable Business Relationships with Our Customers

We have fostered positive and enduring business relationships with a diverse range of customers over the years. As of March 31, 2026, our five largest customers, by revenue, encapsulate the diversity of our customer base, with whom we have established relationship ranging from one to over ten years. The broad spectrum of relationships, alongside our deep understanding of our customers’ evolving needs, allow us to secure recurring orders for our materials and products. Despite the significance of our top five customers, our revenue model and customer base are not heavily concentrated on any particular customer, reflecting our strong market position and effective business model. We believe that our long-standing operation history, coupled with the stable and diversified relationships with our customers, will continue to strengthen and bolster our reputation and recognition in the apparel market, and enable us to capture a wider range of business opportunities.

Experienced and Professional Management Team

Mr. Danny Tze Ching Wong, our director and Chairman of the Board, has over 35 years of experience in the apparel industry specializing in the development and supply of reflective and non-reflective garment trims and has played a key management and leadership role in our development. Prior to founding JLHK, he also worked in the safety and security department of a world-renowned leading reflective material brand in the United States. Mr. Edwin Chun Yin Wong, our director and chief executive officer, has over 10 years of experience in the trading and retail of garment products. Their qualifications and leadership have facilitated us in formulating business strategies and their technical know-how and industry knowledge acquired and accumulated over the years, particularly in the sports apparel industry, are essential to keeping us ahead of our competition and securing new business. We believe that our experienced and professional management team is an invaluable asset and will continue to contribute to our business development and future prospects.

Growth Strategies

We intend to pursue the following strategies to expand our business:

Strengthen Our Design and Development Capabilities

We consider our ability to capture the latest market trends in the apparel industry as a crucial element to our success. Our product design and development team conducts market analysis regularly to identify the latest trends in consumer apparel and sportswear, uniform and safety workwear and outerwear market for our apparel brand customers. The latest market trend information will be shared with our sales and marketing team and our sales and marketing team will then discuss with our customers to secure the design, application and use of our products in their apparel products. To further our design and development capabilities and to maintain our competitiveness in the market, we intend to expand our product design and development team by hiring additional experienced personnel with skills and product design and prior working experience in the apparel brands.

Expand Our Regional Sales Presence and Marketing Capabilities

As our existing and target customers are mostly international renowned apparel brands based across the world, we have set up regional sales networks in Denmark, Italy and Canada to maintain a close proximity with them to facilitate our communication on their evolving needs and to better identify changes in the market trends. Our sales and marketing team in Hong Kong is responsible for maintaining relationships with our customers, namely owners of apparel brands, apparel manufacturers and local buying offices of apparel brands in Asia. Through direct discussions with our customers, we can also anticipate their trim requirements for their apparel products and offer solutions for their manufacturing in Asia. As we expect a rise in demand for apparel products, in particular outerwear and sportswear apparel products, we intend to expand our sales and marketing team in Hong Kong and hire additional sales representatives to enhance our geographical coverage and to cope with potential growth in demand for our materials and products from existing customers and capture new potential business.

We intend to increase our marketing budget to capture a greater market share, through both online and offline marketing. In terms of online marketing, we will revamp our website with more promotional videos and items to attract online audience. We aim to create more engaging content and increase our budget for promoting on different online business platforms and industry-related websites to increase our brand’s exposure. Regarding our offline strategy, we intend to set up larger and more attractive booths at the annual exhibitions in Munich, Denver and Portland we regularly participate in to explore new customer base and business opportunities. Through our strengthened product design and development team, we will continue to keep up with the latest market trend and distribute more appealing catalogues for advertising our products with a view to capture more business opportunities.

Selectively Pursue Acquisitions and Strategic Investments

While we have not identified any specific targets, we plan to selectively pursue acquisitions and strategic investments that complement our existing operations, facilitate our business strategies as well as strengthening our products, enhancing our offerings and/or expanding our market presence. Our potential targets for investment and acquisition will focus on companies with greater sales and marketing, research and development and manufacturing capabilities, especially in reflective, heat transfers and eco-friendly materials and products, to enable us to broaden our product line. We will select potential targets based on various factors, including their existing market share, technology, reputation and customer network.

Increase Warehouse and Storage Capacity

To facilitate our business operations and satisfy the needs of some of our customers, we procure reflective and heat transfer materials and products based on the anticipated demand of our customers from time to time and maintain an inventory of stock of the materials and products at the warehouse and storage facilities of our office, which, based on our understanding is in line with the industry norm. We intend to further increase our warehouse and storage capacity to facilitate the growth in demand for our materials and products.

Corporate History and Structure

J-Long Group Limited

J-Long Group Limited (the “Company” or “we”), is the holding company of our operating subsidiaries, J-Long Limited (Hong Kong) (“JLHK” or “HK Operating Subsidiary”) and J-Long Trims Vietnam Co., Ltd (“JLVN” or “VN Operating Subsidiary”); collectively with JLHK, the “Operating Subsidiaries”). Mainly through our HK Operating Subsidiary, we are an established distributor in Hong Kong of reflective and non-reflective garment trims including, among others, heat transfers, fabrics, woven labels and tapes, sewing badges, piping, zipper pulls and drawcords.

The Company was incorporated in July 2022 under the laws of the Cayman Islands as an exempted company with limited liability, with an authorized share capital of US$50,000 divided into 500,000,000 Ordinary Shares, par value US$0.0001 each. On November 8, 2023, as part of a recapitalization in anticipation of our IPO, our shareholders approved an increase in our authorized shares and a stock split at a ratio of 8-for-3, as a result of which the Company’s authorized share capital was changed to US$51,000 divided into 1,360,000,000 Ordinary Shares with a par value of US$0.0000375 each. Immediately after such stock split, the issued share capital of the Company became US$1,125 divided into 30,000,000 Ordinary Shares with a par value of US$0.0000375 each, all of which were fully paid. On November 15, 2024, our shareholders approved a share consolidation (reverse stock split) of the Company at a ratio ranging from 1-for-1.5 to 1-for-10 ordinary shares, as a result of which the Company’s authorized share capital was changed to US$51,000 divided into136,000,000 Ordinary Shares with a par value of US$0.000375 each. Immediately after such reverse stock split, the issued share capital of the Company became US$1,178 divided into 3,140,000 Ordinary Shares with a par value of US$0.000375 each, all of which were fully paid. The reverse stock split took effect on the Company’s Ordinary Shares as at open of trading on December 10, 2024. On August 7, 2025, our shareholders approved a share re-designation, and our authorized share capital was changed to US$51,000.00 divided into 133,000,000 Class A Ordinary Shares with a par value of US$0.000375 each and 3,000,000 Class B Ordinary Shares with a par value of US$0.000375 each.

We are an established distributor in Hong Kong of reflective and non-reflective garment trims including, among others, heat transfers, fabrics, woven labels and tapes, sewing badges, piping, zipper pulls and drawcords, with a manufacturing plant in Vietnam.   We have nearly 30 years of experience in the apparel industry and have served over 100 international brands globally, including outerwear and sportswear brands, uniform and safety workwear brands and fashion brands. We offer a wide range of services to cater to our customers’ needs in reflective and non-reflective garment trims, including market trend analysis, product design and development, and production and quality control. We discuss our customers’ product requirements for the upcoming season with them, and we usually provide various suggestions on the product design and use of appropriate materials using our know-how and extensive industry knowledge we have accumulated over the years.

Our principal office is located at 3A, Hong Kong Spinners Industrial Building (Phase 1&2), No. 800, Cheung Sha Wan Road, Kowloon, Hong Kong. Our telephone number is (+852) 3693 2110. Our registered office in the Cayman Islands is located at the office of Ascentium (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands.

Reorganization

We refer to all these following events as the “Reorganization”.

On December 12, 2022, as part of a corporate reorganization, Stratum Star and Sun Choice entered into a sale and purchase agreement, pursuant to which Stratum Star acquired all the shares of JLHK from Sun Choice in consideration of which Stratum Star issued an aggregate of 999 shares, credited as fully-paid, in its share capital, to the Company. Upon the acquisition, we became the ultimate holding company of Stratum Star and JLHK.

On December 13, 2022, as part of the reorganization, Alpine Eagle and Mr. Danny Wong, our Chairman of the Board, and an immediate family member of Mr. Danny Wong, entered into a sale and purchase agreement, pursuant to which Alpine Eagle acquired all the shares of Sun Choice in consideration of which Alpine Eagle allotted and issued an aggregate of 999 shares, credited as fully-paid, in its share capital, to us. Upon the acquisition, we became the ultimate holding company of Alpine Eagle and Sun Choice.

On September 20, 2023, Mr. Danny Wong entered into individual sale and purchase agreements with Capital Summit Enterprises Limited, Cherish Gloss Group Limited, Jipsy Trade Limited, Summer Explorer Investments Limited, Wise Total Solutions Group Limited and Max Premier Enterprises Limited (collectively, the “Pre-IPO Shareholders”). According to these agreements, Mr. Danny Wong agreed to sell and each of the Pre-IPO Shareholders agreed to purchase 1,485,000 of our Ordinary Shares (retroactively adjusted to reflect a share split of our Ordinary Shares at a ratio of 8-for-3, which occurred on November 8, 2023) at a consideration of US$4,000,000. The Ordinary Shares were transferred on the same day upon execution of the instruments of transfer, with the consideration to be settled by way of promissory notes on or before June 30, 2024. All of the Ordinary Shares held by the Pre-IPO shareholders were registered for resale in conjunction with the Company’s initial public offering.

On May 27, 2024, J-Long Trims Vietnam Co., Ltd (“JLVN”) was incorporated as a company with limited liability under the laws of Vietnam. JLHK is the parent company of JLVN with 51% controlling stake and J-Long Trims Pte. Ltd is the non-controlling shareholder of JLVN with 49% controlling stake. JLVN is our operating subsidiary engaged in business operations in Vietnam.

As of the date of this prospectus, details of the subsidiaries of the Company are set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Indirect or Direct Ownership	Principal Activities
Stratum Star Limited (“Stratum Star”)	August 24, 2022	British Virgin Islands	100% owned by J-Long Group Limited	Intermediate holding Company
Alpine Eagle Limited (“Alpine Eagle”)	August 24, 2022	British Virgin Islands	100% owned by J-Long Group Limited	Intermediate holding Company
J-Long Limited (“JLHK”)	December 13, 1985	Hong Kong	100% owned by Stratum Star Limited	Operating subsidiary in Hong Kong
Sun Choice Enterprises Limited (“Sun Choice”)	November 10, 2017	Hong Kong	100% owned by Alpine Eagle Limited	Not engaged in business operations
J-Long Trims Vietnam Co., Ltd (“JLVN”)	May 27, 2024	Vietnam	51% owned by J-Long Limited, 49% owned by J-Long Trims Pte. Ltd	Operating subsidiary in Vietnam

The chart below illustrates our corporate structure and identifies our subsidiaries as of the date of this prospectus:

Initial Public Offering

On January 26, 2024, we closed on our IPO of 1,400,000 Ordinary Shares at a public offering price of $5.00 per share at a pre-reverse stock split for total gross proceeds of $7,000,000 before deducting underwriting discounts and other offering expenses. Our Ordinary Shares commenced trading on the Nasdaq Global Market on January 24, 2024 under the ticker symbol “JL.”

Nasdaq Deficiency

On May 13, 2024, we received a written notification from Nasdaq indicating that, because the closing bid price of our Ordinary Shares for the last 30 consecutive business days was below $1.00 per share, we no longer met the minimum bid price requirement under Nasdaq rule 5550(a)(2) (the “Rule”). Receipt of the Nasdaq Notification does not result in the immediate delisting of our Ordinary Shares and has no immediate effect on the listing or the trading of our Ordinary Shares on the Nasdaq Global Market under the symbol “JL.”

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we had a compliance period of 180 calendar days from the date of the Nasdaq Notification, or until November 11, 2024 to regain compliance with the Minimum Bid Requirement Listing Rule. If at any time before November 11, 2024, the closing bid of our Ordinary Shares is at least $1.00 for a minimum of 10 consecutive business days, we will be deemed to have regained compliance with the Minimum Bid Requirement Listing Rule following which Nasdaq will provide a written confirmation of compliance and the matter will be closed.

In September 2024, we received a further notification from Nasdaq that the market value of our publicly held shares had been below the US$5,000,000 minimum required for continued listing on the Nasdaq Global Market for 30 consecutive business days, and we were provided until March 3, 2025 to regain compliance. On November 19, 2024, we announced that we had received a determination letter from the Listing Qualifications Department of Nasdaq stating that we had not regained compliance with the Rule by November 11, 2024 and that our Ordinary Shares were subject to delisting from the Nasdaq Global Market unless we requested a hearing before a Nasdaq Hearings Panel by November 25, 2024. We requested a hearing and effected a 1-for-10 share consolidation, which took effect at the open of trading on December 10, 2024, to regain compliance with the minimum bid price requirement. Our Ordinary Shares were transferred from the Nasdaq Global Market to the Nasdaq Capital Market, and our Ordinary Shares (and, following the share re-designation on August 7, 2025, our Class A Ordinary Shares) have been listed on the Nasdaq Capital Market since then.

On January 6, 2025, we received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC stating that the Company has regained compliance with Nasdaq’s Minimum Bid Requirement Listing Rule, and the Company is therefore in compliance with the Nasdaq Capital Market’s listing requirements. Accordingly, the Company’s ordinary shares will continue to be listed on The Nasdaq Capital Market and Nasdaq considers the matter closed.

J-Long Trims Vietnam Co., Ltd.

On May 27, 2024, J-Long Trims Vietnam Co., Ltd (“JLVN”) was incorporated as a company with limited liability under the laws of Vietnam. JLHK is the parent company of JLVN with 51% controlling stake and J-Long Trims Pte. Ltd is the non-controlling shareholder of JLVN with 49% controlling stake. JLVN is our operating subsidiary engaged in business operations in Vietnam.

Reverse Stock Split

On November 15, 2024, our shareholders approved a share consolidation (reverse stock split) of the Company at a ratio ranging from 1-for-1.5 to 1-for-10 ordinary shares, as a result of which the Company’s authorized share capital was changed to US$51,000 divided into 136,000,000 Ordinary Shares with a par value of US$0.000375 each. Immediately after such reverse stock split, the issued share capital of the Company became US$1,178 divided into 3,140,000 Ordinary Shares with a par value of US$0.000375 each, all of which were fully paid. The reverse stock split took effect on the Company’s Ordinary Shares as at open of trading on December 10, 2024.

Share Re-designation and Re-classification

On August 7, 2025, the Company implemented the re-designation and re-classification of its issued and unissued Ordinary Shares of par value US$0.000375 each in the share capital of the Company into Class A Ordinary Shares (1 vote per share) and Class B Ordinary Shares (20 votes per share), effective the same day. As a result, the 136,000,000 Ordinary Shares in the share capital of the Company were re-designated into 133,000,000 Class A Ordinary Shares and 3,000,000 Class B Ordinary Shares, and all the then issued 3,761,701 Ordinary Shares were concurrently re-designated and re-classified on a one-for-one basis into 1,652,701 Class A Ordinary Shares and 2,109,000 Class B Ordinary Shares.

Share Repurchase Program

On September 15, 2025, the board of directors of the Company approved a share repurchase program authorizing the repurchase of up to US$5,000,000 of the Company’s Class A Ordinary Shares in the open market over the next six months. The Company has commenced repurchases under the program. During the year ended March 31, 2026, the Company has repurchased 196,500 Class A Ordinary Shares at the consideration of USD1,143,557 under the program. As of the date of this prospectus, 201,000 Class A Ordinary Shares are held as treasury stock.

Changes in Directors and Officers

On April 1, 2024, Mr. Suen To Wai resigned as an independent non-executive director, the chairman of the audit committee and a member of the nominating and corporate governance and compensation committees of the Company. Effective April 1, 2024, Ms. Pun Yiu Candy Alice was appointed as an independent non-executive director. On November 15, 2024, Mr. Stephen Wayland Kan resigned as an independent non-executive director, the chairman of the nominating and corporate governance committee and a member of the audit and compensation committees of the Company, and Mr. Chan Sui Sum was appointed as an independent non-executive director effective the same day. Each of Mr. Suen and Mr. Kan stated that he was resigning for personal reasons and not as the result of any dispute or disagreement with the Company or the Board of Directors. On November 15, 2024, our shareholders elected Mr. Danny Tze Ching Wong, Mr. Edwin Chun Yin Wong, Mr. Chan Sui Sum, Ms. Pun Yiu Candy Alice and Mr. Nathaniel Clifton Chan as directors at our annual general meeting.

Effective August 1, 2025, our Board of Directors appointed Mr. Terence Chung Sing Mak as our Chief Financial Officer to fill the vacancy of Ms. Wai Ha Tang, who resigned as our Chief Financial Officer effective August 31, 2025 for personal reasons and not due to any disagreement with the Company. As of the date of this prospectus, our Board of Directors consists of Mr. Danny Tze Ching Wong (Chairman), Mr. Edwin Chun Yin Wong (Executive Director and Chief Executive Officer), and Mr. Chan Sui Sum, Ms. Pun Yiu Candy Alice and Mr. Nathaniel Clifton Chan (independent non-executive directors).

Transfers of Cash to and from Our Subsidiaries

We are a holding company incorporated in the Cayman Islands with no material operations of our own, and we conduct our operations mainly through our Operating Subsidiaries in Hong Kong and Vietnam, J-Long Limited (“JLHK”) and J-Long Trims Vietnam Co., Ltd (“JLVN”), respectively. As a result of our corporate structure, our ability to pay dividends may depend upon dividends paid by JLHK or JLVN. If JLHK, JLVN, or any newly formed subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Our management monitors the cash position of the Company and our Operating Subsidiary regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfill its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors.

The ability of the Company to transfer cash to its subsidiaries is subject to the following: The Company is permitted under the laws of the Cayman Islands and its memorandum and articles of association (as amended from time to time) to provide funding to our subsidiaries incorporated in the BVI and Hong Kong through loans or capital contributions. The Company’s subsidiaries formed under the laws of the BVI, Stratum Star and Alpine Eagle, are permitted under the laws of the BVI to provide funding to our Hong Kong Operating Subsidiary. The HK Operating Subsidiary is subject to certain restrictions laid down in the BVI Business Companies Act 2004 (as amended) and memorandum and articles of association of the relevant Company’s subsidiaries incorporated under the laws of the BVI.

The ability of Stratum Star and Alpine Eagle, the direct subsidiaries of the Company, to transfer cash to the Company is subject to the following: according to the BVI Business Companies Act 2004 (as amended), Stratum Star and Alpine Eagle may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

The ability of JLHK to transfer cash to Stratum Star and Sun Choice to Alpine Eagle is subject to the following: according to the Companies Ordinance of Hong Kong, JLHK and Sun Choice may only make a distribution out of profits available for distribution.

The ability of JLVN to transfer cash to JLHK is subject to the following: according to Vietnamese law, JLVN may make dividends distribution to the extent that JLVN has not accumulated losses and all financial obligations owed to the government of Vietnam have been satisfied: (i) invested capital and proceeds from liquidation of investments; (ii) income derived from business investment activities; and/or (iii) other money and assets lawfully owned by the investor. We did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

Currently, majority of our operations are conducted in Hong Kong. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law. The arrangement provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems” and a distinct set of laws and regulations. The laws and regulations of mainland China do not currently have any material impact on transfer of cash from the Company to JLHK and Sun Choice or from JLHK and Sun Choice to the Company and the investors in the U.S.

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to our subsidiaries), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As a result of the above, to the extent cash or assets in the business is in the PRC or Hong Kong or our Hong Kong Operating Subsidiary, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to oversight on or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

On February 29, 2024, our Board of Directors declared a special cash dividend in the aggregate amount of US$6,000,000 to be paid to all holders of record of our outstanding ordinary shares as of March 11, 2024. As of March 31, 2024, US$1,676,750 had been paid in cash, US$3,922,795 had been fully settled by directly deducting the dividend amount from the amount due from the shareholders and US$400,455 had not yet been paid. The dividend was paid on March 12, 2024 to three shareholders of record (including CEDE and Co. as shareholder of record of 10,310,000 shares) based on 31,400,000 ordinary shares issued and outstanding. The US$400,455 that had not been paid as of March 31, 2024 was paid in cash on April 3, 2024. Each shareholder received approximately US$0.19 per share.

During the year ended March 31, 2023, JLHK declared cash dividends of approximately US$2,423,077 to Stratum Star, which subsequently declared cash dividends of approximately US$2,423,077 to us as its holding company. Our Company, in turn, declared cash dividends of approximately US$2,423,077 to its shareholders, Mr. Danny Tze Ching Wong and Mr. Edwin Chun Yin Wong.

During the year ended March 31, 2022, JLHK declared cash dividends of approximately US$2,948,718 to its then holding company, Sun Choice, which subsequently declared the dividend to its then shareholders, Mr. Danny Tze Ching Wong and Ms. Wai Fun Lui.

As of the date of this prospectus, we currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries by way of dividend payments. JL is permitted under the laws of Cayman Islands and its memorandum and articles of association (as amended from time to time) to provide funding to its subsidiaries through loans or capital contributions. JLHK and Sun Choice are permitted under the laws of Hong Kong to provide funding to the Company through dividend distributions subject to certain statutory requirements of having sufficient profits.

Holding Foreign Company Accountable Act

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which has shortened the Holding Foreign Companies Accountable Act’s timeline for a potential trading prohibition from three years to two years, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. The Company’s auditor, ZH CPA, LLC is headquartered in the U.S. and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. The Holding Foreign Companies Accountable Act and related regulations currently does not affect the Company as the Company’s auditor is subject to PCAOB’s inspection and investigation. See our 2026 Annual Report “Risk Factors- Although the audit report included in the 2026 Annual Report is prepared by U.S. auditors who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be issued by auditors inspectable by the PCAOB, and, as such, in the future, investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our Ordinary Shares may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduced the time before our Ordinary Shares may be prohibited from trading or delisted.”

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies that are not emerging growth companies, including but not limited to (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our Class A Ordinary Shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of such extended transition period.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	our insiders are not required to comply with Section 16 of the Exchange Act requiring such individuals and entities to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Corporate Information

Our principal executive offices are located at 3A, Hong Kong Spinners Industrial Building (Phase 1&2), No. 800, Cheung Sha Wan Road, Kowloon, Hong Kong. Our telephone number at this address is (+852) 3693 2110. Our registered office in the Cayman Islands is located at the offices of Ascentium (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. The information contained on our website is not a part of this prospectus.

RISK FACTORS

Before purchasing any of the securities, you should carefully consider the risk factors relating to our Company described below and incorporated by reference in this prospectus from our Annual Report on Form 20-F for the year ended March 31, 2026 (“2026 Annual Report”), as well as the risks, uncertainties, and additional information set forth in other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

The following disclosure is intended to highlight, update or supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus. Known and unknown risks and uncertainties may significantly impact and impair our business operations primarily through our subsidiaries in Hong Kong.

RISKS RELATED TO OUR BUSINESS

We have not entered into long-term sales agreements with our customers and as we rely on demands from our major customers, our sales may fluctuate subject to our customers’ demands.

Our HK Operating Subsidiary, JLHK, does not enter into any long-term agreements with our customers, which mainly are comprised of owners of apparel brands, apparel manufacturers and local buying offices of apparel brands, and their purchases are made on an order-by-order basis. Our business with our customers has been, and we expect it will continue to be, conducted based on the actual orders received from time to time. Accordingly, the quantity of purchase orders that we receive from our customers may fluctuate from time to time which makes it difficult for us to project future purchase orders. Our success depends on receiving continuous purchase orders from our customers. If for any reason (including product quality or product price), our customers no longer place purchase orders with us at the same level or on similar terms as they have historically done, or at all, in the future (for example, in the event of a decrease in customers’ end products due to an economic downturn), or if purchasers remove us from their list of nominated suppliers to their manufacturers which can no longer purchase our products, and if we are unable to obtain purchase orders in substitution, or are unable to develop new customers, our business may be materially and adversely affected.

Increases in the procurement price at which we purchase our materials and products from our materials suppliers and manufacturing services suppliers may materially and adversely affect our business, financial condition and results of operations.

Our profitability depends on the cost of procuring the materials and products from our materials suppliers and manufacturing services suppliers and increases for the price of the relevant raw materials may lead to an increase in price from our suppliers for our procurement of the materials and products. Since we generally do not enter into any long-term agreements with our materials suppliers and manufacturing services suppliers, there can be no assurance that they will not significantly increase our purchase price of materials or products in the future, in particular, upon the increase in the market price of or the market demand for such materials or products. While we typically price our products on a cost-plus basis and pass on increases in cost of materials and products to our customers, there can be no assurance that we will be able to pass on any increase in such costs to our customers in the future, in a timely manner or at all to avoid any adverse impacts on our profitability. Furthermore, the prices of these materials and products may be affected by factors beyond our control, including global demand for and supply of such materials and products, general economic condition, international trade barriers, and government price control measures.

We depend on a U.S. licensor for most of our products.

A significant portion of our products consists of reflective materials equipped with licensed performance labels owned by a US-based multinational conglomerate, such as 3M™ Scotchlite™. Some of these products are items that we tailor-make for our customers, and the remaining are products that we distribute on behalf of our U.S. licensor. As one of the authorized distributors of reflective materials from our U.S. licensor, we rely on the ability and efficiency of our U.S. licensor and its group companies to supply us the materials as they play an important role in our business. The U.S. licensor is our primary suppliers, and we have been their authorized distributor for a continuous period of approximately 25 years. Our role as distributor is governed by various distribution agreements, some with our U.S. licensor and others with its affiliates. The distribution agreements are not exclusive and terminable by either party with 30 days’ prior written notice or can be terminable unilaterally by written notice from our U.S. licensor if we are found to be in breach of the terms of the distribution agreements, including breach of obligations, covenants, warranties and representations owed to our U.S. licensor and its group companies which mainly include but not limited to, (i) failure to comply with the applicable laws and regulations; (ii) unauthorized use of the intellectual property rights of our U.S. licensor and its group companies; (iii) failure to maintain adequate liability insurance; (iv) distribution outside the authorized geographical territories. The terms of the distribution agreement executed with our U.S. licensor and its group companies ranges from one to three years. If our U.S. licensor and its group companies terminate their business relationship with us or if there are any unfavorable changes to our business arrangement, and if we are unable to locate an alternative supplier with comparable brand reputation and quality and on terms and prices equivalent to or better than the current business arrangements that are acceptable to our customers after such termination or expiry, or unable to replace the materials with other non-branded materials and products, it may adversely affect our business, results of operations and financial condition.

We depend on our suppliers for the timely delivery of large quantities of reliable quality materials.

Our material suppliers for reflective materials and products and heat transfers play a vital role in our business in that we rely on their ability and efficiency to supply large quantities of products to us for onward supply to our customers. Similarly, we also rely on our manufacturing services suppliers given the fact that they are responsible for the conversion process of our products. However, we generally did not enter into long-term agreements with our suppliers and most of our suppliers generally transacted with us on an order-by-order basis. Although our management monitors our business connection with our suppliers, there is no assurance that our suppliers will continue to supply products to us with desired quality and in required quantities, in a timely manner and on terms commercially acceptable to us.

It is also possible that our major suppliers may suffer financial or other difficulties, adversely affecting their ability to continue to supply products to us, which in turn could have an adverse effect on our business. In addition, we cannot guarantee that we will not have any material dispute with our major suppliers in the future in connection with the performance of a party’s obligations or the scope of a party’s responsibilities under the relevant supply agreement or terms of order. Hence, if we fail to maintain business relationships with our major suppliers, or to obtain supplies from alternative sources on a timely basis or on commercially reasonable terms, our ability to deliver our products to our customers on a timely basis or in the required quantities could be adversely affected, which would in turn have a material adverse effect on our business.

We rely on our manufacturing services suppliers to convert and manufacture our products.

Other than the manufacturing facility in Vietnam operated by JLVN, we do not own or operate any manufacturing operations to convert or produce our products. We rely on a list of manufacturing services suppliers that were approved by us and engage them for the production or conversion process. We have no long-term agreements with any of these manufacturing services suppliers and we compete with their other clients for production capacity. If we experience significant increase in demand, or if we need to replace an existing manufacturing supplier, we may be unable to locate additional manufacturing capacity on terms that are acceptable to us, or at all, or we may be unable to locate any manufacturing supplier with sufficient capacity to meet our customer’s requirements or to fill our orders in a timely manner. Even if we can find new manufacturing services suppliers, we may encounter delays in production and added costs as a result of the time it takes for the new manufacturing services suppliers to adapt to our methods, products, logistic arrangements and quality control standards. Any delays, interruption, or increased costs in manufacture could have an adverse effect on our ability to meet customer demand and result in lower net revenue and income from operations both in the short and long term.

RISKS RELATED TO OUR CLASS A ORDINARY SHARES

Future sales of a substantial amount of our Class A Ordinary Shares may cause our stock price to decline.

If we or our existing shareholders, our directors or their affiliates or certain of our executive officers, sell a substantial number of our Class A Ordinary Shares in the public market, the market price of our Class A Ordinary Shares could decrease significantly. The perception in the public market that we or our shareholders might sell our Class A Ordinary Shares could also depress the market price of our Class A Ordinary Shares and could impair our future ability to obtain capital, especially through an offering of equity securities.

Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our Class A Ordinary Shares may be “thinly-traded”, meaning that the number of persons interested in purchasing our Class A Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Class A Ordinary Shares may not develop or be sustained.

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class voting structure, holders of Class A Ordinary Shares will be entitled to one (1) vote per share in respect of matters requiring the votes of shareholders including the election of directors, amendment of memorandum and articles of association and approval of major corporate transactions, while holders of Class B Ordinary Shares will be entitled to twenty (20) votes per share. Due to the disparate voting powers associated with our two classes of ordinary shares, Danny Tze Ching Wong, our controlling shareholder, beneficially owns 1,809,000 Class B Ordinary Shares as of the date of this prospectus, representing 82.92% aggregate voting power of our Company based on 1,652,701 Class A Ordinary Shares issued, 1,451,701 Class A Ordinary Shares outstanding (excluding 201,000 treasury stock) and 2,109,000 Class B Ordinary Shares issued and outstanding. The interests of our Controlling Shareholder may not coincide with your interests, and it may make decisions with which you disagree, including decisions on important topics such as the composition of the board of directors, compensation, management succession, and our business and financial strategy. To the extent that the interests of our Controlling Shareholder differ from your interests, you may be disadvantaged by any action that they may seek to pursue. This concentrated control could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our Class A Ordinary Shares of the opportunity to sell their shares at a premium over the prevailing market price.

Our Chairman and controlling shareholder, Mr. Danny Tze Ching Wong, may continue to be able to exert significant influence over our company following any offering, and his interests may be different from or conflict with those of the holders of our Class A Ordinary Shares.

Our Chairman of the Board and controlling shareholder, Mr. Danny Tze Ching Wong (“Mr. Danny Wong”), controls approximately 82.92% of the voting power of our Company as at the date of this prospectus. In addition to the elections of our directors, Mr. Danny Wong is and may continue to be able to exert a significant degree of influence or actual control over other management and affairs and control matters requiring an approval from a majority of shareholders, including the merger, consolidation or sale of all or substantially all of our assets, and any other significant transaction. Mr. Danny Wong’s interests might not always be aligned with the interests of our other shareholders. Without the consent of Mr. Danny Wong, we could be prevented from entering into potentially beneficial transactions if such transactions conflict with our principal shareholder’s interests. As a director of the Company, Mr. Danny Wong owes a fiduciary duty to our shareholders and must act in good faith in a manner he reasonably believes to be in the best interests of our shareholders. As a shareholder, Mr. Danny Wong is entitled to vote his shares in his own interests, which may not always be in the interests of our shareholders.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our Second Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time, the Companies Act and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$51,000 divided into 133,000,000 Class A Ordinary Shares, each entitled to one (1) vote, and 3,000,000 Class B Ordinary Shares, each entitled to twenty (20) votes, with a par value of US$0.000375 each (collectively, the “Ordinary Shares”). As of the date of this prospectus, 1,652,701 Class A Ordinary Shares were issued, 1,451,701 Class A Ordinary Shares were outstanding (excluding 201,000 treasury stock) and 2,109,000 Class B Ordinary Shares were issued and outstanding.

Our Memorandum and Articles of Association

General

All of our outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares to bearer.

Dividends

Subject to the Companies Act and our Articles of Association, our Company in general meeting may declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our Board of Directors.

Except in so far as the rights attaching to, or the terms of issue of, any share may otherwise provide:

(i)	all dividends shall be declared and paid according to the amounts paid-up on the shares in respect of which the dividend is paid, although no amount paid-up on a share in advance of calls shall for this purpose be treated as paid-up on the share;

(ii)	all dividends shall be apportioned and paid pro rata in accordance with the amount paid-up on the shares during any portion(s) of the period in respect of which the dividend is paid; and

(iii)	our Board of Directors may deduct from any dividend or other monies payable to any member all sums of money (if any) presently payable by him to our Company on account of calls, installments or otherwise.

Where our Board of Directors or our Company in general meeting has resolved that a dividend should be paid or declared, our Board of Directors may resolve:

(aa)	that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid-up, provided that the members entitled to such dividend will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment; or

(bb)	that the members entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid-up in lieu of the whole or such part of the dividend as our Board of Directors may think fit.

Upon the recommendation of our Board of Directors, our Company may by ordinary resolution in respect of any one particular dividend of our Company determine that it may be satisfied wholly in the form of an allotment of shares credited as fully paid-up without offering any right to members to elect to receive such dividend in cash in lieu of such allotment.

Any dividend, bonus or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and shall be sent at the holder’s or joint holders’ risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to our Company. Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable or property distributable in respect of the shares held by such joint holders.

Whenever our Board of Directors or our Company in general meeting has resolved that a dividend be paid or declared, our Board of Directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind.

Our Board of Directors may, if it thinks fit, receive from any member willing to advance the same, and either in money or money’s worth, all or any part of the money uncalled and unpaid or installments payable upon any shares held by him/her/it, and in respect of all or any of the monies so advanced may pay interest at such rate (if any) not exceeding 20% per annum, as our Board of Directors may decide, but a payment in advance of a call shall not entitle the member to receive any dividend or to exercise any other rights or privileges as a member in respect of the share or the due portion of the shares upon which payment has been advanced by such member before it is called up.

All dividends, bonuses or other distributions unclaimed for one year after having been declared may be invested or otherwise used by our Board of Directors for the benefit of our Company until claimed and our Company shall not be constituted a trustee in respect thereof. All dividends, bonuses or other distributions unclaimed for six years after having been declared may be forfeited by our Board of Directors and, upon such forfeiture, shall revert to our Company.

No dividend or other monies payable by our Company on or in respect of any share shall bear interest against our Company.

Our Company may exercise the power to cease sending checks for dividend entitlements or dividend warrants by post if such checks or warrants remain uncashed on two consecutive occasions or after the first occasion on which such a check or warrant is returned undelivered.

Voting Rights

Subject to any special rights, restrictions or privileges as to voting for the time being attached to any class or classes of shares at any general meeting: (a) on a poll every member present in person or by proxy or, in the case of a member being a corporation, by its duly authorized representative, shall have one (1) vote for every Class A Ordinary Share and twenty (20) votes for every Class B Ordinary Share which is fully paid or credited as fully paid registered in his name in the register of members of our Company but so that no amount paid-up or credited as paid-up on a share in advance of calls or instalments is treated for this purpose as paid-up on the share; and (b) on a show of hands every member who is present in person (or, in the case of a member being a corporation, by its duly authorized representative) or by proxy shall have one (1) vote for every Class A Ordinary Share and twenty (20) votes for every Class B Ordinary Share which is fully paid or credited as fully paid. Where more than one proxy is appointed by a holder of Class A Ordinary Shares which is a Clearing House (as defined in the Articles) (or its nominee(s)) or a central depository house (or its nominee(s)), each such proxy shall have one vote on a show of hands. On a poll, a member entitled to more than one vote need not use all his votes or cast all the votes he does use in the same way.

Transfer of Ordinary Shares

Subject to the Companies Act and our Articles of Association, all transfers of shares shall be effected by an instrument of transfer in the usual or common form or in such other form as our Board of Directors may approve and may be under hand or, if the transferor or transferee is a Clearing House (as defined in the Articles) (or its nominee(s)) or a central depository house (or its nominee(s)), under hand or by machine imprinted signature, or by such other manner of execution as our Board of Directors may approve from time to time.

Execution of the instrument of transfer shall be by or on behalf of the transferor and the transferee, provided that our Board of Directors may dispense with the execution of the instrument of transfer by the transferor or transferee or accept mechanically executed transfers. The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of members of our Company in respect of that share.

Our Board of Directors may, in its absolute discretion, at any time and from time to time remove any share on the principal register to any branch register or any share on any branch register to the principal register or any other branch register. Unless our Board of Directors otherwise agrees, no shares on the principal register shall be removed to any branch register nor shall shares on any branch register be removed to the principal register or any other branch register. All removals and other documents of title shall be lodged for registration and registered, in the case of shares on any branch register, at the registered office and, in the case of shares on the principal register, at the place at which the principal register is located.

Our Board of Directors may, in its absolute discretion, decline to register a transfer of any share (not being a fully paid-up share) to a person of whom it does not approve or on which our Company has a lien. It may also decline to register a transfer of any share issued under any share option scheme upon which a restriction on transfer subsists or a transfer of any share to more than four joint holders. Our Board of Directors may decline to recognize any instrument of transfer unless a certain fee, up to such maximum sum as Nasdaq may determine to be payable, is paid to our Company, the instrument of transfer is properly stamped (if applicable), is in respect of only one class of share and is lodged at our registered office or the place at which the principal register is located accompanied by the relevant share certificate(s) and such other evidence as our Board of Directors may reasonably require is provided to show the right of the transferor to make the transfer (and if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do).

The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of Nasdaq, be suspended at such times and for such periods (not exceeding in the whole thirty days in any year) as our Board of Directors may determine.

Fully paid shares shall be free from any restriction on transfer (except when permitted by Nasdaq) and shall also be free from all liens.

Procedures on Liquidation

A resolution that our Company be wound up by the court or be wound up voluntarily shall be a special resolution of our shareholders.

Subject to any special rights, privileges, or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares:

(i)	if our Company is wound up, the surplus assets remaining after payment to all creditors shall be divided among the members in proportion to the capital paid-up on the shares held by them respectively; and

(ii)	if our Company is wound up and the surplus assets available for distribution among the members are insufficient to repay the whole of the paid-up capital, such assets shall be distributed, subject to the rights of any shares which may be issued on special terms and conditions, so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid-up on the shares held by them, respectively.

If our Company is wound up (whether the liquidation is voluntary or compelled by the court), the liquidator may, with the sanction of a special resolution and any other sanction required by the Companies Act, divide among the members in specie or kind the whole or any part of the assets of our Company, whether the assets consist of property of one kind or different kinds, and the liquidator may, for such purpose, set such value as he deems fair upon any one or more class or classes of property to be so divided and may determine how such division shall be carried out as between the members or different classes of members and the members within each class. The liquidator may, with the like sanction, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator thinks fit, but so that no member shall be compelled to accept any shares or other property upon which there is a liability.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Subject to our Articles of Association and to the terms of allotment, our Board of Directors may, from time to time, make such calls as it thinks fit upon the members in respect of any monies unpaid on the shares held by them respectively (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment of such shares made payable at fixed times. A call may be made payable either in one sum or by instalments. If the sum payable in respect of any call or instalment is not paid on or before the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest on the same at such rate not exceeding 20% per annum as our Board of Directors shall fix from the day appointed for payment to the time of actual payment, but our Board of Directors may waive payment of such interest wholly or in part. Our Board of Directors may, if it thinks fit, receive from any member willing to advance the same, either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced our Company may pay interest at such rate (if any) not exceeding 20% per annum as our Board of Directors may decide.

If a member fails to pay any call or installment of a call on the day appointed for payment, our Board of Directors may, for so long as any part of the call or instalment remains unpaid, serve not less than 14 clear days’ notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment. The notice shall name a further day (not earlier than the expiration of 14 clear days from the date of the notice) on or before which the payment required by the notice is to be made and shall also name the place where payment is to be made. The notice shall also state that, in the event of non-payment at or before the appointed time, the shares in respect of which the call was made will be liable to be forfeited.

If the requirements of any such notice are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of our Board of Directors to that effect. Such forfeiture will include all dividends and bonuses declared in respect of the forfeited share and not actually paid before the forfeiture.

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, nevertheless, remain liable to pay to our Company all monies which, at the date of forfeiture, were payable by him to our Company in respect of the shares together with (if our Board of Directors shall in our discretion so require) interest thereon from the date of forfeiture until payment at such rate not exceeding 20% per annum as our Board of Directors may prescribe.

Redemption of Ordinary Shares

Subject to the Companies Act, our Articles of Association, and, where applicable, the Nasdaq listing rules or any other law or so far as not prohibited by any law and subject to any rights conferred on the holders of any class of shares, any power of our Company to purchase or otherwise acquire all or any of its own shares (which expression as used in herein includes redeemable shares) shall be exercisable by our Board of Directors in such manner, upon such terms and subject to such conditions as it thinks fit.

Subject to the Companies Act, our Articles of Association and to any special rights conferred on the holders of any shares or attaching to any class of shares, shares may be issued on the terms that they may, at the option of our Company or the holders thereof, be liable to be redeemed on such terms and in such manner, including out of capital, as our Board of Directors may deem fit.

Variations of Rights of Shares

Subject to the Companies Act and without prejudice to our Articles of Association, if at any time the share capital of our Company is divided into different classes of shares, all or any of the special rights attached to any class of shares may (unless otherwise provided for by the terms of issue of the shares of that class) be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The provisions of the Articles relating to general meetings shall mutatis mutandis apply to every such separate general meeting, but so that the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be not less than a person or persons together holding (or, in the case of a member being a corporation, by its duly authorized representative) or representing by proxy not less than one-third in nominal value of the issued shares of that class. Every holder of Class A Ordinary Shares shall be entitled on a poll to one (1) vote for every such share held by him and every holder of Class B Ordinary Shares shall be entitled on a poll to twenty (20) votes for every such share held by him, and any holder of shares of the class present in person or by proxy may demand a poll.

Any special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

General Meetings of Shareholders

Although not required under Cayman Islands law, our Articles of Association require the Company to hold an annual general meeting each fiscal year other than the fiscal year during which we adopted our Articles of Association.

Extraordinary general meetings may be convened on the requisition of one or more members holding, at the date of deposit of the requisition, not less than one-tenth of the paid-up capital of our Company having the right of voting at general meetings. Such requisition shall be made in writing to our Board of Directors or the secretary of our Company for the purpose of requiring an extraordinary general meeting to be called by our Board of Directors for the transaction of any business specified in such requisition. Such meeting shall be held within two months after the deposit of such requisition. If within 21 days of such deposit, our Board of Directors fails to proceed to convene such meeting, the requisitionist(s) himself (themselves) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of our Board of Directors shall be reimbursed to the requisitionist(s) by our Company.

Every general meeting of our Company shall be called by at least 10 clear days’ notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and must specify the time, place and agenda of the meeting and particulars of the resolution(s) to be considered at that meeting and the general nature of that business.

A meeting of our Company called by shorter notice than as specified above may be deemed to have been duly called if it is so agreed:

(i)	in the case of an annual general meeting, by all members of our Company entitled to attend and vote thereat; and

(ii)	in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting holding not less than 95% of the total voting rights at the meetings of all our shareholders.

All business transacted at an extraordinary general meeting shall be deemed special business. All business shall also be deemed special business where it is transacted at an annual general meeting, with the exception of the election of directors, which shall be deemed ordinary business.

No business other than the appointment of a chairman of a meeting shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business and continues to be present until the conclusion of the meeting.

The quorum for a general meeting shall be two members entitled to vote and present in person (or, in the case of a member being a corporation, by its duly authorized representative) or by proxy representing not less than one-third (1/3) in nominal value of the total issued voting shares in our Company throughout the meeting.

Inspection of Books and Records

Our shareholders have no general right to inspect or obtain copies of the register of members or corporate records of our Company. They will, however, have such rights as may be set out in our Articles of Association.

Changes in Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

(c)	sub-divide our shares or any of them into shares of a smaller amount than is fixed by our Company’s Memorandum of Association, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

(d)	divide our unissued shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions;

(e)	cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled; and

(f)	convert all or any of our paid-up shares into stock and reconvert that stock into paid-up shares of any denomination.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital or any capital redemption reserve in any way.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles of Association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Act for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Memorandum and Articles of Association

Some provisions of our Second Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable, including provisions that authorize our Board of Directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Amended and Restated Memorandum and Articles of Association, as further amended and restated from time to time, for what they believe in good faith to be in the best interests of our Company.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Second Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Second Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our Board of Directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

Warrants

There are no outstanding warrants to purchase any of our securities.

Options

There are no outstanding options to purchase any of our securities.

Differences in Corporate Law

The Companies Act is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements.

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the surviving or consolidated company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation that is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90.0% of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation; provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement; provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, or (b) 75% in value of the creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition, which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of not less than 90.0% in value of the shares for which the offer has been made , the offeror may, at any time within a two-month period after approval of the said holders, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion. If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of certain Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares where the vote of shareholders is required to approve the transaction.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or a personal action to claim loss which is reflective of loss suffered by the company) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our current Memorandum and Articles of Association provide the directors, alternate directors, secretary and other officers for the time being of the Company and the trustees (if any) for the time being acting in relation to any of the affairs of our Company, and their respective executors or administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their executors or administrators, shall or may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own dishonesty, wilful default or fraud, and none of them shall be answerable for the acts, receipts, neglects or defaults of any other of them, or for joining in any receipt for the sake of conformity, or for any bankers or other persons with whom any moneys or effects of our Company shall be lodged or deposited for safe custody, or for the insufficiency or deficiency of any security upon which any moneys of our Company shall be placed out or invested, or for any other loss, misfortune or damage which may arise in the execution of their respective offices or trusts, or in relation thereto, except as the same shall happen by or through their own dishonesty, wilful default or fraud.

Our Company may take out and pay the premium and other moneys for the maintenance of insurance, bonds and other instruments for the benefit either of the Company or the directors (and/or other officers) or any of them to indemnify our Company and/or directors (and/or other officers) named therein for this purpose against any loss, damage, liability and claim which they may suffer or sustain in connection with any breach by the directors (and/or other officers) or any of them of their duties to our Company.

This standard of conduct is similar to but a little more lax than that permitted under the Delaware General Corporation Law for a Delaware corporation, which permits indemnification if the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Delaware corporation, and, with respect to any criminal action or proceeding, such person to be indemnified had no reasonable cause to believe such person’s conduct was unlawful. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our current memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction and base such director’s decision on such information. In doing so, a Delaware director is entitled to rely in good faith on corporation’s records and on information, opinions, reports or statements presented to the board by the company’s officers, employees or board committees, or by other parties as to matters the director reasonably believes are within such other parties’ professional or expert competence and who have been selected for the company with reasonable care. Further, Delaware corporations may include in their certificates of incorporation an exculpation provision for the benefit of its directors. At its maximum strength, such an exculpatory provision eliminates the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of the duty of care (but not, among other things, breaches of the duty of loyalty). The duty of loyalty requires that a director acts independently and in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation (the “Business Judgement Rule”). However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. To rebut the presumption, a party attempting to so rebut has the burden of presenting evidence that directors were at least grossly negligent in not becoming adequately informed or were motivated by interests other than those of the company’s stockholders as a whole (or acted in bad faith by consciously disregarding a known duty). Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company-a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Second Amended and Restated Articles of Association provide that a resolution in writing signed by or on behalf of all shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company shall, for the purpose of these Articles, be treated as an ordinary resolution duly passed at a general meeting of our Company duly convened and held and, where relevant as a special resolution so passed..

Shareholder Proposals. Under the Delaware General Corporation Law, the by-laws may afford shareholders the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposals before a meeting or requisition a general meeting. However, these rights may be provided in the memorandum and articles of association. Pursuant to our current Memorandum and Articles of Association, a shareholders’ requisition is a requisition of shareholders of the Company holding at the date of deposit of the requisition not less than one-tenth of the paid-up capital of the Company having the right of voting such general meeting of the Company. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our current Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any fewer protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors, unless the certificate of incorporation provides otherwise. Under our current Memorandum and Articles of Association, directors may be removed by an ordinary resolution of our shareholders. A director will also cease to be a director if he (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) without special leave of absence from our board, is absent from meetings of our board for a continuous period of six months and our board resolves that his office be vacated; or (v) is removed from office pursuant to any other provision of our articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a super majority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act (as revised) and our current Memorandum and Articles of Association, our company may be dissolved, liquidated or wound up voluntarily by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class. Under Cayman Islands law and our current Memorandum and Articles of Association, if at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may only be varied with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides for a greater required number of shares for approval. As permitted by Cayman Islands law, our current Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our current Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our current Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Such convertible debt may be exchangeable for and/or convertible into Class A Ordinary Shares or any of the other securities that may be sold under this prospectus. The debt securities will be issued under one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities will be set forth in the applicable prospectus supplement.

We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

DESCRIPTION OF WARRANTS

We may issue warrants that entitle the holder to purchase Class A Ordinary Shares, debt securities or any combination thereof. We may issue warrants independently or together with Class A Ordinary Shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the warrants that we may offer under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit certificate that contains the terms of the units.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, “at-the-market” offerings, negotiated transactions, block trades or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	varying prices determined at the time of sale related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the securities on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than Class A Ordinary Shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

TAXATION

The material Cayman Islands and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities or incorporated by reference from our Annual Report on Form 20-F or other periodic reports we file with or furnish to the SEC.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$	*
Financial Industry Regulatory Authority fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our most recent annual report on Form 20-F, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since March 31, 2026.

LEGAL MATTERS

The Company is being represented by Loeb & Loeb LLP, with respect to legal matters of United States federal securities law. The validity of the Class A Ordinary Shares offered by this prospectus and legal matters as to Cayman Islands law as well as the laws of the British Virgin Islands pertaining to the Company and its subsidiaries will be passed upon for us by Ogier.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The audited consolidated financial statements as of March 31, 2026 and 2025 incorporated by reference in this prospectus from our annual report on Form 20-F for the fiscal year ended March 31, 2026 have been so included in reliance on the report of ZH CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The office of ZH CPA, LLC is located at 999 18th Street, Suite 3000, Denver, CO, 80202, USA.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages may accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	The Cayman Islands may have a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

The Memorandum and Articles of Association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. Mr. Danny Tze Ching Wong, Mr. Edwin Chun Yin Wong, Mr. Terence Chung Sing Mak, Mr. Chan Sui Sum, Ms. Pun Yiu Candy Alice and Mr. Nathaniel Clifton Chan are all located in Hong Kong. All of our executive officers, directors and senior management reside in Hong Kong and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would: (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Ogier has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Judgments of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrariness to public policy. However, a separate legal action for collection of a debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

●	our Form 20-F Annual Report for the fiscal year ended March 31, 2026 filed with the SEC on July 28, 2026;

●	the description of our Class A Ordinary Shares contained in (i) our registration statement on Form 8-A, filed with the SEC on December 29, 2023, and any amendment or report filed for the purpose of updating such description; (ii) set forth in Exhibit 2.1 to our Annual Report on Form 20-F filed with the SEC on July 28, 2026; and (iii) set forth in our current report on Form 6-K filed with the SEC on August 15, 2025;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report contains a description of our business primarily through our subsidiaries in Hong Kong and Vietnam and audited consolidated financial statements with reports by our independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to: J-Long Group Limited, 3A, Hong Kong Spinners Industrial Building (Phase 1&2), No. 800, Cheung Sha Wan Road, Kowloon, Hong Kong; Tel: (+852) 3693 2110.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from their own willful neglect or default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Any underwriting agreement entered into in connection with an offering of securities will also provide for indemnification of us and our officers and directors in certain cases.

Item 9. Exhibits

The following exhibits are attached hereto:

Exhibit Number	Title
3.1	Second Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 1.1 to our Annual Report on Form 20-F (File No. 001-41901) filed with the SEC on July 28, 2026)
4.1	Description of Securities (incorporated by reference to Exhibit 2.1 to our Annual Report on Form 20-F (File No. 001-41901) filed with the SEC on July 28, 2026)
4.2+	Form of Senior Debt Indenture
4.3+	Form of Subordinated Debt Indenture
4.4*	Form of Debt Security
4.5*	Form of Warrant Agreement and Warrant Certificate
4.6*	Form of Unit Agreement (including unit certificate)
4.7*	Form of Rights Agreement (including rights certificate)
5.1+	Opinion of Ogier, Cayman Islands counsel of J-Long Group Limited, regarding the validity of securities being registered
23.1+	Consent of ZH CPA, LLC
25.1**	Form of T-1 Statement of Eligibility (senior indenture)
25.2**	Form of T-1 Statement of Eligibility (subordinated indenture)
99.1	Powers of Attorney (included in the signature page hereto)
107+	Filing Fee Table

*	To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 6-K filed in connection with an underwritten offering of the shares offered hereunder.

**	Such exhibit will be filed separately on an electronic basis on Form T-1 in accordance with Section 305(b)(2) of the Trust Indenture Act.

+	Filed herewith

Item 10. Undertakings

The undersigned Registrant hereby undertakes:

(1)	to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(2)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(3)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (5) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(6)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(7)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Not applicable.

(c)-(g)

(h)	If any provision or arrangement exists whereby the Registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or the underwriting agreement contains a provision whereby the Registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and the benefits of such indemnification are not waived by such persons, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Edwin Chun Yin Wong, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on November 13, 2026.

J-Long Group Limited

Date: November 13, 2026	By:	/s/ Edwin Chun Yin Wong
Edwin Chun Yin Wong
Executive Director and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Danny Tze Ching Wong	Chairman of the Board of Directors	November 13, 2026
Danny Tze Ching Wong

/s/ Edwin Chun Yin Wong	Executive Director and Chief Executive Officer	November 13, 2026
Edwin Chun Yin Wong

/s/ Terence Chung Sing Mak	Chief Financial Officer (Principal Financial and Accounting Officer)	November 13, 2026
Terence Chung Sing Mak

/s/ Chan Sui Sum	Independent Director	November 13, 2026
Chan Sui Sum

/s/ Pun Yiu Candy Alice	Independent Director	November 13, 2026
Pun Yiu Candy Alice

/s/ Nathaniel Clifton Chan	Independent Director	November 13, 2026
Nathaniel Clifton Chan

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement thereto in New York, NY on November 13, 2026.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President